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                                                                    Exhibit 23.1

                       [Letterhead of Arthur Andersen LLP]

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2001, included in Cable Design Technologies Corporation and Subsidiaries' Form 10-K for the year ended July 31, 2001, and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP


Pittsburgh, Pennsylvania,
  November 19, 2001